UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 10, 2013

HMS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

New York	0-50194	11-3656261
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5615 High Point Drive, Irving, TX	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 453-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On July 10, 2013, HMS Holdings Corp. (the “Registrant”) held its Annual Meeting of Shareholders. Holders of an aggregate of 87,704,119 shares of the Registrant’s common stock at the close of business on May 21, 2013 were entitled to vote at the Registrant’s Annual Meeting, of which 82,971,552 were present in person or represented by proxy. At the Annual Meeting, the Registrant’s shareholders voted as follows:

Proposal One:  To approve the change of the Registrant’s state of incorporation from New York to Delaware.

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	78,138,176	377,291	62,433	4,393,652

The change in Registrant’s state of incorporation from New York to Delaware was approved.

Proposal Two: To elect the following individuals as directors for a term expiring on the date of our 2015 Annual Meeting of Shareholders, or at such time as their successors have been duly elected and qualified:  Messrs. Mendelson, Miller, and Stowe and Mses. Rudnick and Tellez.

Name	For	Against	Abstain	Broker Non-Votes
Daniel N. Mendelson	76,829,980	1,556,279	191,641	4,393,652
William F. Miller III	74,118,183	4,268,475	191,242	4,393,652
Ellen A. Rudnick	75,753,928	2,632,831	191,141	4,393,652
Richard H. Stowe	71,382,663	7,004,369	190,868	4,393,652
Cora M. Tellez	76,942,827	1,443,831	191,242	4,393,652

Messrs. Mendelson, Miller, and Stowe and Mses. Rudnick and Tellez. were each elected to serve as directors for a term expiring on the date of our 2015 Annual Meeting of Shareholders.

Proposal Three:  To approve, on an advisory basis, the 2012 compensation for the Registrant’s named executive officers.

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	77,914,303	548,667	114,930	4,393,652

The Registrant’s 2012 compensation for its named executive officers was approved.

Proposal Four:  To ratify the selection of KPMG LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

	For	Against	Abstain
Total Shares Voted	80,620,583	2,284,451	66,518

The appointment of KPMG LLP was ratified.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HMS HOLDINGS CORP.
(Registrant)

By:	/s/ Walter D. Hosp
Name:	Walter D. Hosp
Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

Dated: July 12, 2013

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